UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 12, 2010 (October 8, 2010)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002

(Address of principal executive offices)

(+86) 378-292-5211
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 8, 2010, Mr. Siping Fang resigned as the Chief Executive Officer of China Valves Technology, Inc. (the “Company”) effective on October 11, 2010. In connection with the resignation of Mr. Fang, the board of the Company appointed Mr. Jianbao Wang as the Chief Executive Officer. Mr. Fang will continue in his role as Chairman of the Board.

Mr. Wang, 40, has been General Manager of the Company since July 2009 and has played an integral part in completing and integrating three acquisitions for the Company, as well as improving the Company’s management and business processes. Prior to working for the Company, between August 2007 and June 2009 Mr. Wang served as President of the Asia Pacific Region at Globe Turbocharger Specialties Inc., the exclusive global Original Equipment Manufacturer for ALCO turbochargers and parts, where he, among other accomplishments, developed the company’s supply chain and sales force in Asia. From July 2002 to August 2007, Mr. Wang served as International Purchasing Manager of the Asia Pacific Region for KSB AG, a German public company, for which he established three Greenfield operations in Dalian, Shanghai and Zhengjiang, formed the company’s regional purchasing office and reorganized procurement flow. Before that, Mr. Wang had approximately ten years of work experience at Siemens Pump and Compressor Co. Ltd. and Changzhou Electric Traction Motor Works (“CETMW”), of which he spent a year and a half at the headquarters of Pakistan Railway as chief representative for CETMW. Mr. Wang received his bachelor’s degree majoring in hydraulic and pneumatic technology from Xi’an Jiaotong University in July 1992 and received a diploma majoring in executive commerce and management from Nanjing University of Science and Technology in January 1999. Mr. Wang completed his EMBA program and received a master’s degree from the Cheung Kong Graduate School of Business in August 2010.

No family relationship exists between Mr. Wang and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Wang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On October 11, 2010, the Company and Mr. Wang entered into an employment agreement (the "Employment Agreement"), which is effective as of October 11, 2010 (the "Effective Date"). The Employment Agreement provides, among other things, that Mr. Wang’s base salary will be RMB 1,000,000 (approximately $ 149,869) per year (the "Base Salary"). The term of Mr. Wang’s employment is three years (the “Initial Term”). The Employment Agreement contains covenants prohibiting Mr. Wang from competing with the Company during the Initial Term and for two years after the Initial Term. The Employment Agreement also prohibits Mr. Wang from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of a press release issued by the Company on October 12, 2010 announcing Mr. Wang's appointment as Chief Executive Officer of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

Number	Description

10.1	English translation of Employment Agreement by and between China Valves Technology, Inc. and Jianbao Wang, dated October 11, 2010.
99.1	Press Release, dated October 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: October 12, 2010

/s/ Jianbao Wang
Jianbao Wang
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	English translation of Employment Agreement by and between China Valves Technology, Inc. and Jianbao Wang, dated October 11, 2010.
99.1	Press Release, dated October 12, 2010.